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                                    EXHIBIT 3

                                FUNDING AGREEMENT

         THIS FUNDING AGREEMENT (this "Agreement") is made and entered into this 1st day of October, 2002, by and between CAP ROCK ENERGY CORPORATION (the "Company"), a Texas corporation, and ALFRED J. SCHWARTZ and ROBERT G. HOLMAN, Trustees (together with their successors, the "Trustees") of the CAP ROCK ENERGY CORPORATION SHAREHOLDERS' TRUST (the "Trust") dated of even date herewith.

                                   BACKGROUND

    C. On even date herewith, the Company created the Trust and deposited 346,958 issued and outstanding shares of common stock, $.01 par value, of the Company with the Trustees for the benefit of certain former members of the Company's predecessor;

    D. The instrument creating the Trust provides, among other things, that the Company will provide the Trust with the funds necessary to pay the compensation and expenses of the Trustees, which agreement with the Company was a material inducement to the Trustees to consent to serve in such capacity;

    E. The parties now desire to set forth the specific terms and conditions under which the funds to pay the compensation and expenses of the Trustees will be provided by the Company.

                              TERMS AND CONDITIONS

    In consideration of the sum of $10.00 in cash paid by the Trust to the Company, the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

    22. FUNDING NOTIFICATION. The Trustees may, from time to time, notify the Company in writing (a "Funding Notice") of the need of the Trust for funds to pay:

    (a) the compensation and expenses of the Trustees under the terms of the instrument creating the Trust; and

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    (b)  the obligations of the Trust to indemnify the Trustees under the terms of the instrument creating the Trust.

    Each Funding Notice may be in any format deemed appropriate by the Trustees, as long as it clearly sets forth the basis of the funding requirement (e.g., Trustee compensation or Trustee expense reimbursement), the amount needed and such backup material as may be requested by the Company (which, in the case of expense reimbursement requests, may include a copy of the expense reports being paid and a copy of the receipt backup to such reports).

    23. ADVANCEMENT OF FUNDS. Within fifteen (15) business days of the delivery of a Funding Notice, the Company shall pay to the Trust the amount requested in the Funding Notice. Such advancement shall be in the form of cash, bank cashiers' check or deposit into the account of the Trust by wire transfer of immediately available funds.

    24. AGREEMENT TERM. The term of this Agreement shall commence on the date of this Agreement and shall continue until the termination of the Trust in accordance with the instrument creating the Trust.

    25. ADMINISTRATIVE EXPENSES. The Company shall be responsible for payment of all expenses reasonably incurred by the Trust in connection with this Agreement, including, but not limited to, delivery and copying expenses, attorneys' fees and costs and the expenses and costs of other professionals hired by the Trustees on behalf of the Trust, and other similar expenses.

    26. SPECIFIC PERFORMANCE. The Company acknowledges and agrees that, in the event of any breach of this Agreement, the Trust would be irreparably and immediately harmed and could not be made whole by monetary damages alone. Accordingly, it is agreed that, in addition to any other remedy to which it may be entitled at law or in equity, the Trust shall be entitled to compel specific performance of this Agreement, and that the Company will not oppose the granting of such relief. The Company also agrees to reimburse the Trust for all costs and expenses, including attorneys' fees, incurred by the Trust in attempting to enforce the obligations of the Company under this Agreement.

    27. NOTICE DELIVERY REQUIREMENTS. All notices or other communications which are required or permitted hereunder shall be in writing and shall be delivered either personally or by telegram, telex, telecopy or similar facsimile means, by registered or certified mail (postage prepaid and return receipt requested), or by express courier or delivery service, addressed as follows:

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                  If to the Company:

                  Cap Rock Energy Corporation
                  500 W. Wall Street
                  Suite 400
                  Midland, Texas 79701
                  Attention:  Mr. David W. Pruitt, President
                  Telecopy:  915-684-0333

                  If to the Trust:

                  Cap Rock Energy Corporation Shareholders' Trust
                  115 S. Travis Street
                  Sherman, Texas 75090
                  Attention:  Mr. Ronald W. Lyon
                  Telecopy:  903-868-2492


or at such other address and number as either party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by telegram, telex, telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telex, telecopy or other facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail.

    28. FURTHER ASSURANCES. The parties hereto agree (i) to furnish upon request to each other such further information; (ii) to execute and deliver to each other such other documents; and (iii) to do such other acts and things, all as the other party hereto may at any time reasonably request for the purpose of carrying out the intent of this Agreement.

    29. WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege

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preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law,
(i) no claim or right arising out of this Agreement can be discharged by one party hereto, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party hereto; (ii) no waiver which may be given by a party hereto shall be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party hereto shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

    30. ENTIRE AGREEMENT AND MODIFICATION. This Agreement is intended by the parties to this Agreement as a final expression of their agreement with respect to the subject matter hereof, and is intended as a complete and exclusive statement of the terms and conditions of that agreement. This Agreement may not be modified, rescinded or terminated orally, and no modification, rescission, termination or attempted waiver of any of the provisions hereof (including this Section) shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

    31. LIMITATIONS ON ASSIGNMENTS. The Company shall not, during the term of this Agreement, assign, transfer or otherwise dispose of any of its rights or obligations hereunder to a person other than an Affiliate of the Company, without the prior written consent of the Trust. An Affiliate of the Company to whom any rights or obligations hereunder may have been transferred in accordance with this Agreement shall not, during the term of this Agreement, assign, transfer or otherwise dispose of any of its rights hereunder to a person other than the Company or another Affiliate of the Company, without the prior written consent of the Trust. As used in this Agreement, the term "Affiliate of the Company" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company, and a person shall be deemed to control another person (including the Company) if the controlling person is the beneficial owner (as defined in Rule 13d-3 under the Securities Act of 1934, as amended) of ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled person, whether through ownership of securities, through serving as an officer or director, by contract or otherwise.

    32. PERSONS BOUND. This Agreement shall apply to and be binding in all respects upon, and shall inure to the benefit of the parties hereto and their permitted successors and assigns. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than the parties to this Agreement, and their permitted successors and assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement, their successors and assigns, and for the benefit of no other person or entity.

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    33. SEVERANCE. In the event any court of competent jurisdiction shall hold any provision of this Agreement invalid or unenforceable, such holding shall not invalidate or render unenforceable any other provisions hereof. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

    34. SECTION HEADINGS, CONSTRUCTION. The headings of articles and sections contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to articles and sections in this Agreement refer to the corresponding articles and sections of this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words "herein," "hereof," "hereby," "hereinabove," "hereinbelow," "hereunder," and words of similar import, refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause or other subdivision hereof.

    35. CONSENT OR PERMISSION NOT TO BE UNREASONABLY WITHHELD. Except as otherwise expressly stated herein, whenever the consent or permission of a party hereto is required hereunder, such consent or permission shall not be unreasonably withheld or delayed.

    36. TIME OF ESSENCE. With regard to all time periods set forth or referred to in this Agreement, time is of the essence.

    37. GOVERNING LAW. This Agreement and all rights arising hereunder shall be construed and determined in accordance with the laws of the State of Texas, and the performance thereof shall be governed and enforced in accordance with such laws. In the event any controversy arises out of or relates to this Agreement, the Trustees and representatives of the Company shall first meet in Midland, Texas, and attempt to negotiate a resolution of their dispute. In the event such negotiation shall fail to resolve any such conflict, the parties hereby agree to submit to arbitration administered by the American Arbitration Association under its then current Commercial Arbitration Rules. Any such controversy shall be submitted in Dallas, Texas, to a panel of three (3) arbitrators, one chosen by each party and the third under the American Arbitration Rules. At least two (2) of the arbitrators shall have experience with securities. The arbitrators will have no authority to award punitive or other damages not measured by the prevailing party's actual damages and may not, in any event, make any ruling, finding, or award that does not conform to the terms and conditions of this Agreement. The parties shall faithfully observe this Agreement and such rules, and will abide by and perform any award rendered by the arbitrators, and a judgment of any court having jurisdiction may be entered on the award. The provisions of this Section 16 are a material inducement for both the Company and the Trust entering into the Agreement and the transactions

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contemplated herein. The Company and the Trust each hereby acknowledge that it has reviewed the provisions of this Section 16 with its independent legal counsel.

    38. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute but one and the same agreement.

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                                   SIGNATURES

    To evidence the binding effect of the covenants and agreements described above, the Company (by its duly authorized officer) and the Trust (by the Trustees) have caused this Agreement to be executed and delivered as of, but not necessarily on, the date first written above.


                                       CAP ROCK ENERGY CORPORATION



                                       By: /s/ David W. Pruitt
                                          -------------------------------------
                                          David W. Pruitt, President


                                       CAP ROCK ENERGY CORPORATION
                                       SHAREHOLDERS' TRUST



                                       /s/ Alfred J. Schwartz
                                       ----------------------------------------
                                       Alfred J. Schwartz, Trustee



                                       /s/ Robert G. Holman
                                       ----------------------------------------
                                       Robert G. Holman, Trustee